UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2017

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 8, 2017, OUM & Co. LLP (“OUM”) notified Ekso Bionics Holdings, Inc. (the “Company”) that it had concluded that its report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 should no longer be relied upon and that a material weakness in the Company’s internal control over financial reporting existed as of such date. This material weakness has not resulted in a restatement of the Company’s consolidated financial statements or footnote disclosures for any periods through and including the fiscal year ended December 31, 2016.

OUM has reconfirmed its unqualified opinion on the fairness of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 10-K”).

As part of its original audit of the Company’s financial statements included in the 2016 10-K, OUM assessed the Company’s internal control over financial reporting as of December 31, 2016. At that time, OUM and the Company concluded that the Company maintained effective internal control over financial reporting as of December 31, 2016.

Subsequent to the issuance of the 2016 10-K, the Public Company Accounting Oversight Board conducted an inspection of OUM’s 2016 audit of the Company. As a result, OUM reevaluated the Company’s information technology (IT) general controls, and has now concluded that a “material weakness” existed as of December 31, 2016.

As a result of the identified material weakness, OUM has performed additional testing on the Company’s financial statements as of and for the year ended December 31, 2016 to reconfirm their opinion on the fairness of the financial statements included in the 2016 10-K without reliance on the effectiveness of the Company’s internal controls. As noted above, OUM has now reconfirmed its unqualified opinion on the fairness of the Company’s financial statements included in the 2016 10-K.

After consultation with OUM, management has now concluded that the Company’s internal control over financial reporting was not effective at December 31, 2016 and, accordingly, its disclosure controls and procedures were not effective at December 31, 2016 or for subsequent interim periods. As a natural course of business, management has, over the course of 2017, been working to further strengthen its internal controls. Specifically, the Company has implemented a more robust accounting and enterprise resource planning system with software provided by Infor (which became operational in October 2017).

We plan to amend our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017 to reflect the conclusion by management that there was a material weakness in internal control over financial reporting and that our disclosure controls and procedures were not effective as of the end of the periods covered by these reports. OUM’s auditor’s report on the Company’s internal control over financial reporting will also be revised to state that the Company’s internal control over financial reporting at December 31, 2016 was not effective.

The Company’s Audit Committee as well as senior management discussed the matters described in this Item 8.01 with representatives of OUM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Maximilian Scheder-Bieschin
Name: Maximilian Scheder-Bieschin Title: Chief Financial Officer

Dated: December 14, 2017